Exhibit (11)

                           KIRKPATRICK & LOCKHART LLP
                                 75 State Street
                                Boston, MA 02109





                                                September 30, 2002

Eaton Vance Mutual Funds Trust
255 State Street
Boston, MA 02109

Ladies and Gentlemen:

     Eaton Vance Mutual Funds Trust, a Massachusetts business trust ("Trust"), on behalf of its series Eaton Vance Tax-Managed Young Shareholder Fund (the
"Acquired Fund") and on behalf of its series Eaton Vance Tax-Managed Multi-Cap Opportunity Fund (the "Acquiring Fund") (the Acquired Fund and the Acquiring Fund being sometimes referred to together as the "Funds"), has requested our opinion as to certain federal income tax consequences of a transaction (the "Reorganization") in which the Acquiring Fund will acquire all of the assets and assume all of the liabilities of the Acquired Fund in exchange solely for shares of beneficial interest in the Acquiring Fund ("Acquiring Fund Shares") pursuant to a Plan of Reorganization ("Plan") entered into by the Trust on behalf of the Acquired Fund and the Acquiring Fund on June 18, 2002.

     In rendering this opinion, we have examined the Plan, the currently effective prospectus and statement of additional information of the Acquired Fund and the Acquiring Fund, and such other documents as we have deemed necessary. We have also relied, with your consent, on representations of officers of the Trust.

                                     OPINION
                                     -------

     Based solely on the facts and representations set forth in the reviewed documents and the representations of officers of the Trust, and assuming that
(i) those representations are true on the date of the Reorganization and (ii) the Reorganization is consummated in accordance with the Plan, our opinion with respect to the federal income tax consequences of the Reorganization is as follows.

     1. The Reorganization will be a reorganization under section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended ("Code"), and the Acquired Fund and the Acquiring Fund will each be a party to a Reorganization under section 368(b) of the Code.

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Eaton Vance Mutual Funds Trust
September 30, 2002
Page 2


     2. No gain or loss will be recognized by the Acquired Fund upon the transfer of all of its assets to, and the assumption of all of its liabilities by, the Acquiring Fund in exchange solely for Acquiring Fund Shares, followed by the distribution of those Acquiring Fund Shares to the Acquired Fund shareholders in liquidation of the Acquired Fund.

     3. No gain or loss will be recognized by the Acquiring Fund on the receipt of the Acquired Fund's assets and the assumption of its liabilities in exchange solely for the Acquiring Fund Shares.

     4. The basis of the Acquired Fund's assets in the hands of the Acquiring Fund will be the same as the basis of such assets in the Acquired Fund's hands immediately prior to the Reorganization.

     5. The Acquiring Fund's holding period in the assets to be received from the Acquired Fund will include the Acquired Fund's holding period in such assets.

     6. The Acquired Fund's shareholders will recognize no gain or loss on the exchange of the shares of beneficial interest in the Acquired Fund ("Acquired Fund Shares") for Acquiring Fund Shares in the Reorganization.

     7. The Acquired Fund's shareholders' basis in the Acquiring Fund Shares to be received by them will be the same as their basis in the Acquired Fund Shares to be surrendered in exchange therefor.

     8. The holding period of the Acquiring Fund Shares to be received by the Acquired Fund's shareholders will include the holding period of the Acquired Fund Shares to be surrendered in exchange therefor, provided those Acquired Fund Shares were held as capital assets on the date of the Reorganization.

     The foregoing opinion is based on, and is conditioned on the continued applicability of, the provisions of the Code and the regulations thereunder, case law precedent, and the Internal Revenue Service pronouncements in existence at the date hereof. We express no opinion other than those contained herein.

     We hereby consent to this opinion accompanying the Registration Statement when it is filed with the SEC and to the reference to our firm in the Registration Statement.

                                Very truly yours,


                                /s/ KIRKPATRICK & LOCKHART LLP

                                Kirkpatrick & Lockhart LLP